EXHIBIT 99.7

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE UNITED STATED SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, TOGETHER WITH THE REGULATIONS PROMULGATED THEREUNDER (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.
THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


                   COMMON STOCK SUBSCRIPTION AGREEMENT


                       ECOTYRE TECHNOLOGIES, INC.



          THIS SUBSCRIPTION AGREEMENT (the "Agreement") is executed in reliance upon the transaction exemption afforded by Regulation D, ("Regulation D") promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (together with the regulations promulgated thereunder, (the "Securities Act").

          This Agreement has been is made this 24th day of March, 1998, between ECOTYRE TECHNOLOGIES, INC., (NASDAQ Small Cap Stock Market symbol "ETTI"), located at 895 Waverly Avenue, Holtsville, New York 11742, a corporation organized under the laws of Delaware, USA (hereinafter referred to as the "Company") and the entities specified in Schedule A attached hereto (collectively referred to as the "Subscribers" or the "Subscriber"), with their respective principal offices at the addresses specified in Schedule A, in connection with the private placement of the Company's Common Stock (hereinafter referred to as the "Common Stock"). Subject to the terms and conditions set forth below, the Company will sell to the Subscribers Six Hundred Thousand (600,000) shares of Common Stock, and a warrant to purchase Fifty Thousand (50,000) shares of Common Stock, as per the terms of the Stock Purchase Warrant in the form of Exhibit A annexed hereto (the "Warrant"). Such number of shares of Common Stock, and such number of shares of Common Stock underlying the Warrant, will be distributed pro rata amongst the Subscribers. This Agreement, the offer and sale of the Common Stock and Warrants, and of the Common Stock underlying the Warrants (the "Underlying Shares", and, together with the Common Stock and Warrants, collectively, the "Securities"), are being made in reliance upon the provisions of Regulation D.

          The undersigned, Subscribers, all being organized under the laws of NON-USA jurisdictions hereby represents and warrants to, and agrees with the Company as follows:

          1.   AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

          (a) PURCHASE AND SALE OF COMMON STOCK AND WARRANTS. Upon the terms and subject to the conditions set forth herein, the Company shall issue and sell to Subscribers, and Subscribers will buy the Securities from the Company, at an aggregate purchase price of One Hundred Fifty Thousand (US$150,000) Dollars (the "Purchase Price").

          (b) FORM OF PAYMENT. Subscribers shall pay the Purchase Price by delivering good funds in United States Dollars by wire transfer to Goldstein, Goldstein & Reis, LLP, Escrow Agent, against delivery of the original Common Stock and Warrants. The parties have entered into an Escrow Agreement annexed hereto as Exhibit B (as amended, supplemented or otherwise modified from time to time, the "Escrow Agreement"). The Purchase Price shall be paid to the Company as provided in such Escrow Agreement

          (c) WIRE INSTRUCTIONS. Wire instructions for Goldstein, Goldstein & Reis, LLC are as follows:

          Chase Manhattan Bank, N.A.
          ABA No. 021000021
          For the Account of:
            United States Trust Company of New York
            Account No. 920-1-073195
          In favor of:
            Goldstein, Goldstein & Reis, LLP Attorney Escrow Account Account No. 59-01383

          2. REPRESENTATION AND WARRANTIES OF SUBSCRIBERS. Subscribers acknowledge, represent, warrant and agree as follows:

          (a) ORGANIZATIONS AND AUTHORIZATIONS. Subscribers are duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and have all requisite power and authority to purchase and hold the Securities. This Agreement has been duly authorized, executed and delivered by the Subscribers. The decision to invest and the execution and delivery of this Agreement by the Subscribers, the performance by the Subscribers of its obligations hereunder and the consummation by the Subscribers of the transactions contemplated hereby have been duly authorized and requires no other proceedings, consent or authorization of the Subscribers or their respective Board of Directors, stockholders, partners, managers or others, as the case may be. Each Subscriber's signatory has all right, power and authority to execute and deliver this Agreement on behalf of the Subscriber. This Agreement has been duly executed and delivered by each Subscriber and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of each Subscriber, enforceable against each Subscriber in accordance with its terms.

          (b) EVALUATION OF RISKS. Each Subscriber has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this Agreement and the transactions contemplated hereby.
It recognizes that its investment in the Company involves a high degree of risk. Each Subscriber can afford the complete loss of Subscriber's investment, and each Subscriber will have sufficient capital to enter into and perform this Agreement and to purchase the Securities to be sold hereunder.

          (c) LEGALITY. This Agreement and the consummation of the transactions contemplated hereby comply with all applicable laws of each Subscriber's jurisdiction, including (i) the legal requirements within such jurisdiction for the purchase of the Securities and other applicable securities laws (if any), (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consent that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, sale or transfer of any Securities.

          (d) INDEPENDENT COUNSEL. Each Subscriber acknowledges that it has been advised to consult with its own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of acquiring the Securities.

          (e) DISCLOSURE DOCUMENTATION. Each Subscriber has received and reviewed copies of the Company's reports filed under the Securities
Exchange Act of 1934, as amended (together with the regulations promulgated thereunder, the 1934 Act), including Form 10-KSBs, Form 10-QSBs and Form 8-Ks filed by the Company for at least twelve (12) months immediately preceding the Closing Date, as will as the Company's Risk Factors attached hereto as Exhibit E (collectively, the SEC Filings). Except for the SEC Filings, the Subscribers are not relying on any other information relating to the offer and sale of the Securities. Each Subscriber acknowledges that the Company has offered to make available any additional public information that the Subscriber may reasonably request, including technical information, and other material information about the Company and each Subscriber has been offered Company's full and unconditional cooperation in making such information available to Subscriber and acknowledges that the Company has recommended that each Subscriber request and review such information prior to making an investment decision. No oral or written representations have been made, or oral or written information furnished to each Subscriber or its advisors, if any, in connection with the offering of the Securities which were or are in any way inconsistent with the SEC Filings.

          (f) OPPORTUNITY TO ASK QUESTIONS. Each Subscriber has had a reasonable opportunity to review the SEC Filings, obtain such additional information concerning the Company and its business, and to ask questions of and receive answers from the Company concerning the Company, the offering hereunder and the Securities, as the Subscriber deems necessary to make an informed investment decision and to evaluate the merits and risks of the investments contemplated by this Agreement, and, without limitation to Section 2(e) above, all such questions, if any, have been answered to the full satisfaction of each Subscriber.

          (g) SEC FILINGS CONSTITUTE SOLE REPRESENTATIONS. Without limitation to Sections 2(e) and (f) above, except as set forth in the SEC Filings, no representations or warranties have been made to the Subscribers by (a) the Company or any agent, employee or affiliate of the Company, or
(b) any other person, and in entering into this transaction the Subscribers are not relying upon any information, other than that contained in the SEC Filings and the results of independent investigation by the Subscribers.

          (h) SUBSCRIBERS ARE ACCREDITED INVESTORS. Each Subscriber is an Accredited Investor as defined in Rule 501(a) of the Securities Act. Subscribers have no present intention to sell any Securities, and Subscribers have no present arrangement (whether or not legally binding) at any time to sell any Securities to or through any person or entity. Subscribers have such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

          (i) NO REGISTRATION, REVIEW OR APPROVAL. Subscribers acknowledge and understand that the limited private offering and sale of the Securities pursuant to this Agreement have not been reviewed or approved by the Securities and Exchange Commission (the "Commission") or by any state securities commission, authority or agency, and is not registered under the Securities Act or under the securities or "blue sky" laws, rules or regulations of any state. The Subscribers understand and agree that the Securities are being offered and sold hereunder pursuant to (i) a private placement exemption to the registration provisions of the Securities Act pursuant to Section 3(b) or Section 4(2) of such Securities Act and Regulation D promulgated thereunder, and (ii) a similar exemption to the registration provisions of applicable state securities laws. Subscribers understand that the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act.

          (j) INVESTMENT INTENT. Without limiting its ability to resell the Securities pursuant to an effective registration statement, Subscribers represent that they are acquiring the Securities solely for their own account and not with a view to the distribution. Subscribers understand and agree that they may bear the economic risk of their investment in the Securities for an indefinite period of time. Subscribers understand that the Securities are being issued in reliance upon the exemption afforded by Regulation D. As a result, the Securities may not be transferred except as permitted under various exemptions contained in the Securities Act or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act.

          (k) REGISTRATION OR EXEMPTION REQUIREMENTS. Subscribers acknowledge and understand that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available. Subscribers understand that the Securities will be printed with the following legend unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (TOGETHER WITH THE REGULATIONS PROMULGATED THEREUNDER, THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

     The certificates representing the Securities, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

          (l) REGISTRATION RIGHTS. The parties have entered into a Registration Rights Agreement (Exhibit C).

          (m) NO ADVERTISEMENTS. Subscribers are not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

          (n) BACKUP WITHHOLDING. Each Subscriber certifies, under penalty of perjury, that it is NOT subject to the backup withholding provisions of Section 3406(a)(1)(c) of the Internal Revenue Code of 1986, as amended.

          3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents, warrants and agrees as follows:

          (a) ORGANIZATION AND AUTHORIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company. The Company is not in default or violation of any material term or provision of its Certificate of Incorporation, as amended, or By-laws nor will the consummation of the transactions contemplated by this Agreement cause any such default or violation. The Company has all requisite corporate right, power and authority to enter into this Agreement, to sell the Securities hereunder and to carry out and perform its obligations under the terms of this Agreement. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the rights of creditors generally and available equitable remedies. Upon their issuance and delivery pursuant to this Agreement, the Securities will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Securities are subject to restrictions on transfer under state and/or federal laws.

          (b) CAPITALIZATION. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock $0.01 par value, of which 4,175,000 are outstanding, 1,325,000 shares of Class A Preferred Stock, $0.001 par value, of which 224,937 are outstanding, and 675,000 shares of Class B Preferred Stock, $0.001 par value, of which 450,000 are outstanding.

          (c) REPORTING ISSUER COMPANY STATUS. The Company is in full compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall use its best efforts to maintain such status on a timely basis. The Company has registered its Common Stock pursuant to Section 12 of the Exchange Act, and Common Stock trades on the NASDAQ Small Cap Stock Market.

          (d) COMPANY TO RESERVE SHARES. The Company will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion in full of the outstanding Warrants;

          (e) TRADING MARKET. The Company will maintain the listing of its Common Stock on the NASDAQ Small Cap Stock Market, and is not subject to, nor aware of any proceeding threatening its listing with the NASDAQ Small Cap Stock Market, nor has it received any notice threatening its continued listing.

          (f) COMPANY TO HONOR TELECOPIED NOTICES. The Company will permit Subscribers to exercise their right to exercise the Warrants by telecopying an executed and completed Notice of Exercise to the Company and delivering the original Notice of Exercise and the certificate representing the Warrant to the Company by express courier. The Company will transmit the certificates representing Underlying Shares issuable upon exercise of the Warrants

(together with the certificates representing any then-remaining unexercised Warrants) to Subscriber(s) via express courier, at the address set forth herein, by electronic transfer or otherwise within three business days after the applicable Conversion Date (defined below) if the Company has received the original Notice of Exercise, and the Warrant certificate being so exercised by such date. In addition to any other remedies which may be available to Subscribers, in the event that the Company fails for any reason to transmit such shares of Common Stock within such three business day period, Subscriber(s) will be entitled to revoke the relevant Notice of Exercise by delivering a notice to such effect to the Company whereupon the Company and Subscriber shall each be restored to their respective positions immediately prior to delivery of such Notice of Exercise.

          In the event that the Underlying Stock is not delivered within five (5) business days of receipt by the Company of a valid Notice of Exercise (such date of receipt referred to as the Exercise Date), and the Warrant to be exercised is received within three (3) business days from the Exercise Date, the Company shall pay to the Subscriber, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each thousand (1,000) shares of Common Stock sought to be exercised under the Warrant, $7.50 for each of the first ten (10) business days and $15 per day thereafter that the Underlying Shares are not delivered, which liquidated damages shall run from the sixth calendar day after the Exercise Date. Any and all payments required pursuant to this paragraph shall be payable only in cash.

          (g) SEC FILINGS/FULL DISCLOSURE. For a period of twelve (12) months immediately preceding this offer and sale (i) none of the Company's filings with the Securities and Exchange Commission contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statement therein in light of the circumstances under which they were made, not misleading, and (ii) the Company has timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission.

          There is no fact known to the Company (other than general economic conditions known to the public generally) that have not been publicly disclosed by the Company or disclosed in the SEC Filings provided to the Subscriber which (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on earnings, business affairs, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

          (h) OPINION OF COMPANY COUNSEL. The Company agrees that it will immediately obtain, and the Subscribers shall, upon purchase of the Securities, receive, at the Company's expense, an opinion letter from counsel to the Company, as set forth in Exhibit D.

          (i) OTHER CONVERTIBLE INTERESTS. Except as described in the SEC Filings, (i) there are no other outstanding debt or equity securities presently convertible into shares of Common Stock or that could be convertible into shares of Common Stock, (ii) the Company has no outstanding restricted shares of Common Stock, or shares of Common Stock sold under Regulation S or Regulation D under the Securities Act or outstanding under any other exemption from registration, which are available for sale as unrestricted free trading stock, (iii) the Company has no other liabilities or obligations, (iv) the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which its property is bound, (v) the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as presently conducted, (vi) the Company has good and marketable title to all properties and material assets described in the aforementioned reports as owned by it, or (vii) the Company does not presently own control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

          (j) DILUTION. The Company is aware and acknowledges that the issuance of the Common Stock, and the exercise of the Warrants would cause dilution to existing shareholders and will significantly increase the outstanding number of shares of Common Stock.

          4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
SUBSCRIBER. Each of the Subscribers, and the Company represent, warrant to, and agree with, the other as follows, in each case with respect to itself alone:

          (a) AGREEMENT. This Agreement has been duly authorized, validly executed and delivered on behalf of such party and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

          (b) NON-CONTRAVENTION. The execution and delivery of this Agreement and the consummation of the issuance of the Securities and the transaction contemplated by this Agreement do not and will not conflict with or result in a breach by such party of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of such party, or any indenture, mortgage, deed of trust of other material agreement or instrument to which such party is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over such party or any of its properties or assets. The execution, delivery and performance of this Agreement and the consummation by such party of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such party's charter documents, by-laws, partnership agreement, certificate of limited partnership or other governing documents, as the case may be, or (ii) conflict with, or constitute a default (or an event which with notice of lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such party is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such party or any of its properties. Such party is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the transactions contemplated hereby; provided that for purposes of the representation made in this sentence, each party is assuming and relying upon the accuracy of the relevant representations and agreements of the other party herein.

          (c) APPROVALS. Neither the Company nor any Subscriber is aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Securities, with the exception of SEC Form D.

          (d) INDEMNIFICATION. Each of the Company, and each Subscriber, agrees to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

          (e) TIME OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty made by each party hereunder shall be deemed made as of the date hereof and as of the Closing Date, unless the context shall clearly require otherwise.

          5. PERMISSIVE REDEMPTION. At any time prior to the effective date of the registration statement to be filed by the Company pursuant to the terms of the Registration Rights Agreement, the Company has the right to redeem up to seventy five (75%) percent of the shares of Common Stock issued hereunder, in cash, at a price of fifty cents per share of Common Stock being redeemed (the "Redemption Price"). The Company also has the right to redeem, at any time after the effective date of the Registration Statement to be filed by the Company, any shares of the Common Stock issued hereunder which are held by any Subscriber, in cash, at the Purchase Price. The number of shares of Common Stock being redeemed shall be taken pro rata amongst each Subscriber. Upon receipt by the Subscribers of a notice by the Company (the "Redemption Notice") of its right to redeem the Common Stock (the "Redemption Date"), the Company shall wire transfer the appropriate amount of funds into an escrow account mutually agreed upon by both the Company and each Subscriber within three (3) business days of the Redemption Date. After the escrow agent is in receipt of the Redemption Price, he shall notify each Subscriber to surrender the appropriate number of shares of Common Stock.

          6. STOCK DELIVERY INSTRUCTIONS. The Common Stock Certificate and Warrant Certificate shall be delivered to the Subscribers on a delivery versus payment basis as set forth in the Escrow Agreement.

          7. CLOSING DATE. The Closing Date (the "Closing Date") shall be mutually agreed upon as to time and place when the Escrow Agent receives the Securities and Purchase Price, the conditions set forth in Sections 11 and 12 and the terms and conditions of the Escrow Agreement herein are satisfied or waived.

          8.   UNDERWRITER.   The Company understands that each Subscriber
disclaims being an "underwriter" (as such term is defined under the Securities Act and the rules and regulations promulgated thereunder (an "Underwriter")), but Subscriber being deemed an Underwriter shall not relieve the Company of any obligation it has hereunder.

          9. INFORMATION AVAILABLE. So long as any registration statement is effective covering the Securities, the Company will furnish to each Subscriber, as soon as possible after available (but in no case of the Company's Annual Report to Stockholders, within 150 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a national firm of public accountants); (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-KSB within 100 days after the end of each fiscal year of the Company; (iii) each of its Quarterly Reports to Stockholders, if any, and its Quarterly Report on Form 10-QSB; (iv) a full copy of the registration statement covering the Securities (the foregoing, in each case, including exhibits, and amendments thereto), and (v) such other information that is generally available to the public.

          10. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Securities to the public without registration, the Company agrees to :

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all time after the effective date on which the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

          (c) furnish to each Subscriber forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports or documents of the Company and other information in the possession of, or reasonably obtainable by, the Company as Subscriber may reasonably request in availing itself of any rule or regulation of the SEC allowing Subscriber to sell any such Securities without registration.

          11. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. Company's obligation to sell the Securities are conditioned upon:

          (a) The execution and delivery of this Agreement and all Exhibits hereto by the Company; and

          (b) Delivery into escrow by Subscribers of good cleared funds as payment in full for the purchase of the Common Stock and Warrants, and written notification to the Company by the Escrow Agent of receipt of payment in full for the Common Stock and Warrants; and

          (c) All representations and warranties of the Subscribers shall remain true and correct as of the Closing Date.

          12. CONDITIONS TO EACH SUBSCRIBER'S OBLIGATION TO PURCHASE. Each Subscriber's obligation to purchase the Common Stock and Warrants is conditioned upon:

          (a)  The execution and delivery of this Agreement by the Company;

          (b) Delivery of the Common Stock, Warrant, Escrow Agreement, and Registration Rights Agreement;

          (c) All representations and warranties of the Company shall remain true and correct as of the Closing Date;

          (d) Receipt of opinion of counsel in substantially the form of Exhibit D hereto.

          13. REPRICING EVENT. Upon the effective date of the Registration Statement to be filed (pursuant to the Registration Rights Agreement), the Company agrees to issue that number of additional shares of Common Stock (if any) resulting from the deficiency between that number of shares of Common Stock which would have been issued had the Reset Price (defined as sixty (60%) percent of the closing bid price of the Common Stock as reported by Bloomberg, LP on the date the Registration Statement (as defined in the Registration Rights Agreement) is deemed effective by the Securities and Exchange Commission) been utilized and the shares of Common Stock actually issued upon the Closing. Such shares shall be delivered within three (3) trading days following the effective date. The Company hereby represents that it can only issue up to 200,000 additional shares of Common Stock for all Subscribers. In the event the number of additional shares of Common Stock to be issued upon repricing exceeds 200,000, the Company agrees that it will take any and all actions necessary for such issuance including, but not limited to, requesting shareholder approval, which the Company agrees to file a proxy statement within thirty (30) days after the effective date of the registration statement.

          14. LEGAL FEES AND EXPENSES. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby except that the Company shall pay to GGR Associates for legal, administrative and escrow fees Fifteen Thousand (15,000) shares of Common Stock.

          15.  MISCELLANEOUS.

          (a) This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration through the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided amongst the parties in the dispute in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the winning party bears to the portion of such claim determined not to be so payable. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

          (b) If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

          (c) In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original. This Agreement may be executed in counterparts which shall be considered an original document and which together shall be considered a complete document.

          (d) This Agreement and Exhibits hereto constitute the entire agreement between the Subscribers and the Company with respect to the subject matter hereof. This Agreement may be amended only by a writing executed by both of them.

          (e) Subscribers represent to the Company that the representations and warranties of Subscriber contained herein are complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with a private offering of securities.

          (f) In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction or Arbitration to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          (g) Each of the Company and each Subscriber agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by the Exchange Act or other applicable law.

          (h) Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

          (i) Each notice and communication delivered hereunder from time to time, shall be delivered as follows:

          If to the Company:

               Ecotyre Technologies, Inc.
               895 Waverly Avenue
               Holtsville, NY 11742
               Attention:
               Tele: (516) 289-4756
               Fax: (516) 289-4545

          If to Subscribers at their respective addresses listed on Schedule A annexed hereto.

          Provided, that each party may specify an address for notices and communications to such party different from the one then specified in this Agreement by so notifying the other party at the address then operative.

IN WITNESS WHEREOF, this Subscription Agreement was duly executed on the date first written below.


Agreed to and Accepted on
this     day of March, 1998

Ecotyre Technologies, Inc.



By____________________________
  Title:

                                   SUBSCRIBER:


                                   By___________________________
                                   Title:
                                   Executed at
                                   this      day of March, 1998

                                   SUBSCRIBER:


                                   By___________________________
                                   Title:
                                   Executed at
                                   this      day of March, 1998

                                   SUBSCRIBER:


                                   By___________________________
                                   Title:
                                   Executed at
                                   this      day of March, 1998

FULL NAME AND ADDRESS OF SUBSCRIBER FOR REGISTRATION PURPOSES:


NAME:

ADDRESS:



TEL NO:

FAX NO:

CONTACT
 NAME:

DELIVERY INSTRUCTIONS (IF DIFFERENT FROM REGISTRATION NAME):

NAME:

ADDRESS:



TEL NO:

FAX NO:

CONTACT
 NAME:

SPECIAL
INSTRUCTIONS:  ________________________________________________________

          _____________________________________________________________

          _____________________________________________________________

          _____________________________________________________________

                                                       EXHIBIT A


THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE UNITED STATED SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, TOGETHER WITH THE REGULATIONS PROMULGATED THEREUNDER (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THIS WARRANT IS "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.



                         STOCK PURCHASE WARRANT

             To Purchase           Shares of Common Stock of

                       ECOTYRE TECHNOLOGIES, INC.


          THIS CERTIFIES that, for value received, _______________________, or its assigns (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after one day after the date hereof and on or prior to March 24, 2001 (the Termination Date) but not thereafter, to subscribe for and purchase from Ecotyre Technologies, Inc., a Delaware corporation (the Company), __________ shares of Common Stock (the Warrant Shares). The purchase price of one share of Common Stock (the Exercise Price) under this Warrant shall be equal to one hundred and twenty (120%) percent of the closing bid price of the Company's Common Stock on the NASDAQ Small Cap Stock Market on the Closing Date (defined below). The closing bid price shall be deemed to be as reported by Bloomberg, LP. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Common Stock Subscription Agreement dated on or about March 24, 1998, in the amount of One Hundred Fifty Thousand ($150,000.00) Dollars (the "Agreement") between the Company and Investor and is subject to its terms. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

          1. TITLE OF WARRANT. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

          2. AUTHORIZATION OF SHARES. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

          3. EXERCISE OF WARRANT. Exercise of the purchase rights represented by this Warrant may be made at any time or times after the date hereof, in whole or in part, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11 below, by the surrender of this Warrant and the Subscription Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within five business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

          4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

          5. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; PROVIDED, HOWEVER, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and PROVIDED FURTHER, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

          6. RESTRICTIONS ON TRANSFER. The holder of the Warrant agrees and acknowledges that the Warrant is being purchased for the holder's own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, pledge or resale to others or to fractionalization in whole or in part. The holder further represents, warrants and agrees as follows: no other person has or will have a direct or indirect beneficial interest in this Warrant and the holder will not sell, hypothecate or otherwise transfer the Warrant except in accordance with the Securities Act and Regulation D thereunder and applicable state securities laws or unless, in the opinion of counsel for the holder acceptable to the Company, an exemption from the registration requirements of the Securities Act and such laws is available.

          7. CLOSING OF BOOKS. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

          8. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. If, however, at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

          9. ASSIGNMENT AND TRANSFER OF WARRANT. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except with the prior consent of the Company and (i) in a transaction registered under the Securities Act, or
(ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

          10. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

          11. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

          12.  EFFECT OF CERTAIN EVENTS.

          (a) If at any time the Company proposes (i) to sell or otherwise convey all or substantially all of its assets, or (ii) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a Sale or Merger Transaction), in which the consideration to be received by the Company or its shareholders consists solely of cash, the Company shall give the holder of this Warrant thirty (30) days' notice of the proposed effective date of the transaction specifying that the Warrant shall terminate if the Warrant has not been exercised by the effective date of the transaction.

          (b) In case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto.

          (c) REGISTRATION. The Company agrees to include all of the shares of Common Stock underlying this Warrant (the "Registrable
Securities") as part of the Registration Statement to be filed by the Company pursuant to the Registration Rights Agreement of even date entered into between the Holder and the Company.

          (d) "PIGGY-BACK" REGISTRATION. The holder of this Warrant shall also have the right to include all of the shares of Common Stock underlying this Warrant (the "Registrable Securities") as part of ANY registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8) and must be notified in writing of such filing; PROVIDED, HOWEVER, that the holder of this Warrant agrees it shall not have any piggy-back registration rights pursuant to this Section 12(c) if the shares of Common Stock underlying this Warrant may be sold in the United States pursuant to the provisions of Rule 144. The holder of this Warrant shall have five (5) business days to notify the Company in writing as to whether the Company is to include Holder or not include Holder as part of the registration; PROVIDED, HOWEVER, that if any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the Holder, and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering. Those Registrable Securities which are excluded from an underwritten offering pursuant to the foregoing provisions of this Section (and all other Registrable Securities held by the selling stockholders) shall be withheld from the market by the Holders thereof for a period, not to exceed one hundred eighty (180) days, which the underwriter may reasonably determine is necessary in order to effect such underwritten offering. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 12(c) prior to the effectiveness of such registration whether or not any Warrant holder elected to include securities in such registration. All registration expenses incurred by the Company in complying with this Section 12(c) shall be paid by the Company, exclusive of underwriting discounts, commissions and legal fees and expenses for counsel to the holders of the Warrants.

          13. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following: in case the Company shall
(i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          14. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at its discretion, at any time during the term of this Warrant, reduce the then current Exchange Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

          15. NOTICE OF ADJUSTMENT. Whenever the number of Warrant shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

          16. AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the NASDAQ Small Cap Stock Market or any domestic securities exchange upon which the Common Stock may be listed.

          17.  MISCELLANEOUS.

          (a) ISSUE DATE; JURISDICTION. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws and jurisdictions of New York and for all purposes shall be construed in accordance with and governed by the laws of said state without regard to its conflict of law, principles or rules.

          (b) RESTRICTIONS. The holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant, if not registered, may have restrictions upon its resale imposed by state and federal securities laws.

          (c) MODIFICATION AND WAIVER. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

          (d) NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holders hereof of the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  March ___, 1998

                              ECOTYRE TECHNOLOGIES, INC.




                              By:_____________________________________

                              Title:__________________________________

                           NOTICE OF EXERCISE
                           ------------------


To:  ECOTYRE TECHNOLOGIES, INC.


          (1) The undersigned hereby elects to purchase ________ shares of Common Stock of ECOTYRE TECHNOLOGIES, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

          (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

               _______________________________
               (Name)

               _______________________________
               (Address)
               _______________________________




Dated:


                                   ______________________________
                                   Signature

NOTE: Signature must conform in all respects to holder's name as specified on the face of the attached warrant.

                             ASSIGNMENT FORM
                             ---------------

                (To assign the foregoing warrant, execute
               this form and supply required information.
                Do not use this form to purchase shares.)



          FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.



_______________________________________________________________

                                   Dated:  ______________, 1997


               Holder's Signature: _____________________________

               Holder's Address:   _____________________________

                                   _____________________________



Signature Guaranteed:  _________________________________________



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                                            EXHIBIT B


                            ESCROW AGREEMENT


          THIS AGREEMENT is made as of the 24th day of March, 1998 by and between ECOTYRE TECHNOLOGIES, INC., with its principal office at 895 Waverly Avenue, Holtsville, New York 11742, (hereinafter the "Company"), the Subscribers listed on Schedule A (hereinafter referred to as the "Subscriber" or "Subscribers") and GOLDSTEIN, GOLDSTEIN & REIS, LLP, 65 Broadway, 10th Fl., New York, NY 10006 (hereinafter the "Escrow Agent").

                          W I T N E S S E T H:

          WHEREAS, pursuant to the Subscription Agreement dated March 24, 1998 (the "Agreement"), Subscribers will be purchasing shares of Common Stock, and Warrants of the Company (the "Securities") at a purchase price as set forth in the Agreement, signed by the Company and Subscribers; and

          WHEREAS, the Company has requested that the Escrow Agent hold the funds of the Subscribers in escrow until the Escrow Agent has received the Securities and had the opportunity to speak with the Company to confirm their issuance. The Escrow Agent will then immediately wire transfer or otherwise deliver at the Company's direction immediately available funds to the Company or the Company's account and arrange for delivery of the Securities to each Subscriber per the Subscriber's written instructions.

          NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                ARTICLE 1
                                ---------

                           TERMS OF THE ESCROW
                           -------------------

          1.1 The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of the Securities.

          1.2 Upon Escrow Agent's receipt of cleared funds into his attorney trustee account, he shall notify in writing the Company, or the Company's designated attorney or agent, of the amount of funds he has received into his account.

          1.3  The Company, upon receipt of said notice and acceptance of

Subscriber's Subscription Agreement, as evidenced by the Company's execution thereof, shall deliver to Escrow Agent the Securities being purchased. Escrow Agent shall then communicate with the Company to confirm the validity of its issuance.

          1.4 Once Escrow Agent reasonably confirms the validity of the issuance of the Securities, he shall immediately wire that amount of funds necessary to purchase the Securities, per the written instructions of the Company. Once the funds have been received per the Company's instructions, the Escrow Agent shall then arrange to have the Securities delivered as per instructions from each Subscriber.

          1.5 This Agreement may be altered or amended only with the consent of all of the parties hereto. Should the Company attempt to change this Agreement in a manner which, in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Company and each Subscriber in writing. In the case of the Escrow Agent's resignation or removal pursuant to the foregoing, his only duty, until receipt of notice from the Company and each Subscriber or its agent that a successor escrow agent shall have been appointed, shall be to hold and preserve the Securities and/or funds. Upon receipt by the Escrow Agent of said notice from the Company and each Subscriber of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Securities and/or funds, the Escrow Agent shall promptly thereafter transfer all of the Securities and/or funds held in escrow to said successor escrow agent. Immediately after said transfer of Securities, the Escrow Agent shall furnish the Company and each Subscriber with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Company or the Subscribers after notice of resignation or removal shall have been given, unless the same shall be the aforementioned notice from the Company and the Subscribers to transfer the Securities and funds to a successor escrow agent or to return same to the respective parties.

          1.6 The Escrow Agent shall be reimbursed by the Company and the Subscriber for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel.

          1.7 The Escrow Agent shall not be liable for any action taken or omitted by him in good faith in accordance with the advice of the Escrow Agent's counsel; and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct.

          1.8 The Company and each Subscriber warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this
Agreement:

          (i) there is no security interest in the Securities or any part thereof;

          (ii) no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest or in describing (whether specifically or generally) the Securities or any part thereof; and

         (iii) the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Securities or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Securities or any part thereof.

          1.9 The Escrow Agent has no liability hereunder to either party other than to hold the Securities and funds and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Escrow.


                                ARTICLE 2
                                ---------

                              MISCELLANEOUS
                              -------------

          2.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

          2.2 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as follows:

          (i)  Ecotyre Technologies, Inc.
               895 Waverly Avenue
               Holtsville, NY 11742
               Attn:
               Tel: (516) 289-4545
               Fax:  (516) 289-4756

          (ii) Goldstein, Goldstein & Reis, LLP
               65 Broadway
               New York, NY  10006
               Attn: Sheldon E. Goldstein, Esq.
               Tel: (212) 809-4220
               Fax:  (212) 809-4228

         (iii) To the Subscribers, at their respective addresses listed on Schedule A attached to the Agreement.

          2.3 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

          2.4 This Agreement is the final expression of, and contains the entire Agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

          2.5 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.

          2.6 The Company acknowledges and confirms that it is not being represented in a legal capacity by Goldstein, Goldstein & Reis, LLC and it has had the opportunity to consult with its own legal advisors prior to the signing of this Agreement.

          2.7 The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, existing out of, or relating in any way to, any provisions of this Agreement shall be brought through the American Arbitration Association at the designated locale of New York, New York.


              [Remainder of page intentionally left blank]
              --------------------------------------------


                        [Signature page follows]
                        ------------------------

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 24th day of March, 1998.


                         ECOTYRE TECHNOLOGIES, INC.



                         By______________________________
                              Officer

                         SUBSCRIBER:


                         By_____________________________
                              Officer

                         SUBSCRIBER:


                         By_____________________________
                              Officer

                         SUBSCRIBER:


                         By_____________________________
                              Officer


                         GOLDSTEIN, GOLDSTEIN & REIS, LLP,
                             Escrow Agent


                         By_____________________________

                                                       EXHIBIT C

                      REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT, dated the 24th day of March, 1998, between the entities listed on Schedule A (collectively referred to the "Subscribers" or "Subscriber"), GGR ASSOCIATES, a partnership organized under the laws of the State of New York, ("GGR") (the Subscribers and GGR are collectively referred to as "Holder" or "Holders"), issued pursuant to the Common Stock Subscription Agreement of even date herewith (the "Subscription Agreement"), and ECOTYRE TECHNOLOGIES, INC., a Delaware corporation having its principal place of business at 895 Waverly Avenue, Holtsville, New York 11742 (the "Company").

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holders are purchasing from the Company, pursuant to the Subscription Agreement six hundred thousand (600,000) shares of the Company's common stock, $0.01 par vale (the "Common Stock"), and a Warrant to purchase fifty thousand (50,000) shares of Common Stock. The Common Stock of the Company underlying the Warrants is referred to as the "Warrant Shares" (capitalized terms defined in the Subscription Agreement and not otherwise defined herein have the meanings specified in the Subscription Agreement); and

          WHEREAS, simultaneously with the execution and delivery of this Agreement, GGR is receiving from the Company, pursuant to the Subscription Agreement, Fifteen Thousand (15,000) shares of Common Stock; and

          WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein.

          NOW, THEREFORE, the parties hereto mutually agree as follows:

          Section 1. REGISTRABLE SECURITIES. As used herein the term Registrable Securities means the Common Stock issued to the Subscribers and GGR, and the Underlying Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the Securities Act) and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144, or
(iii) it has ceased to be outstanding. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of Registrable Security as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

          Section 2. RESTRICTIONS ON TRANSFER. The Holder acknowledges and understands that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. The Holder understands that no disposition or transfer of the Securities may be made by Holder in the absence of (i) an opinion of counsel reasonably satisfactory to the Company that such transfer may be made or (ii) a registration statement under the Securities Act is then in effect with respect thereto.

          Section 3.  REGISTRATION RIGHTS.

          (a) The Company agrees that it will prepare and file with the Securities and Exchange Commission ("SEC"), as soon as possible after the Closing Date, on one occasion a registration statement with the SEC (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of Registrable Securities, so as to permit a non-underwritten public offering and sale of the Registrable Securities under the Securities Act, provided, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3(a) in any jurisdiction in which the Company would be required to qualify as a dealer in securities, under the securities or blue sky laws of such jurisdiction. The Company agrees that it will use its best efforts to cause the Registration Statement to become effective within ninety (90) days after the Closing Date. The number of Registrable Securities to be registered shall be six hundred thirty thousand shares of Common Stock, plus two hundred (200%) percent of the number of Underlying Shares that would be required if all of the Warrants were exercised in accordance with the terms of the Warrant, on the day immediately preceding the date the Registration Statement is filed.

          (b) The Company will maintain the Registration Statement or post-effective amendment filed under this Section 3 hereof current under the Securities Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date that the Registrable Securities may be sold under the provisions of Rule 144 or (iii) two (2) years after the effective date of the Registration Statement.

          (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under Section 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holder shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and all of other the fees and expenses of such registration, including of its counsel and such other expenses as are necessary to qualify the sale of Securities in compliance with any state Blue Sky laws. The Company shall use its best efforts to qualify any of the securities for sale in such states as such Holder reasonably designates and shall furnish indemnification in the manner provided in Section 9 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holder with copies of such Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holder.

          (d) The Company shall not be required by this Section 3 to include Holder's

Registrable Securities in the Registration Statement which is to be filed if, in the opinion of counsel for both the Holder and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holder and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all Subscribers or transferees obtaining securities which are not restricted securities, as defined in Rule 144 under the Securities Act.

          (e) In the event the Registration Statement to be filed by the Company pursuant to Section 3(a) above is not filed by the Company by the thirtieth (30th) day after the Closing Date, or if the Registration Statement is not declared effective by the SEC by the ninetieth (90th) day after the Closing Date (the Effective Date), then the Company will pay, in cash, to the Holder on a pro-rata basis by wire transfer, as liquidated damages for such failure and not as a penalty, five (5%) percent of the Purchase Price for the first each month thereafter until the Registration
Statement has been filed and/or declared effective.   The liquidated
damages shall be paid only in cash.

          If the Company does not remit the damages to the Holder as set forth above, the Company will pay the Holder reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. Such payment shall be made to the Holder in cash immediately if the registration of the Securities are not effected; provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section. The registration of the Securities pursuant to this provision shall not affect or limit Holder's other rights or remedies as set forth in this Agreement.

          (f) No provision contained herein shall preclude the Company from selling securities pursuant to any registration statement in which it is required to include Registrable Securities pursuant to this Section 3.

          Section 4. COOPERATION WITH COMPANY. Holders will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

          Section 5. REGISTRATION PROCEDURES. Whenever the Company is required by the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

          (a) prepare and file with the Commission such amendments and supplements to such registration statement and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective as per Section 3(b) herein and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement when the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 under the Securities Act);

          (b)  furnish to each Holder such numbers of copies of a summary
prospectus   or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

          (c) register and qualify the securities covered by such registration statement under the blue sky laws of such jurisdictions as the Company currently maintains blue sky registration which includes, but is not limited to New York, and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

          (d) to list such securities on the NASDAQ Small Cap Stock Market or any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange or NASDAQ Small Cap Stock Market:

          (e) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

          (f) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          Section 6. ASSIGNMENT. The rights granted the Holder under this Agreement shall not be assigned without the written consent of the Company, which consent shall not be unnecessarily withheld. In the event of a transfer of the rights granted under this Agreement, the Holder agrees that the Company may require that the transferee comply with reasonable conditions as determined in the discretion of the Company. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

          Section 7. TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to this Agreement shall terminate as to each Holder (and permitted transferees or assignees) upon the occurrence of any of the following:

          (a) all Holder's securities subject to this Agreement have been registered;

          (b) such Holder's securities subject to this Agreement may be sold without such registration pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act;

          (c) such Holder's securities subject to this Agreement can be sold pursuant to Rule 144(k).

          Section 8.  INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless the Holder and each person, if any, who controls the Holder within the meaning of the Securities Act (Distributing Holders) against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Distributing Holders may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment, or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holders, specifically for use in the preparation thereof.
This Section shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holder failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in the Registration Statement to such person at or prior to the written cofirmation to such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the Securities Act or the rules and regulations promulgated hereunder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof); arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement prepared by the Company, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the distributing Holders may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understoo, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

          Section 9. CONTRIBUTION. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the Distributing Holder, or the Company, makes a claim for indemnification, but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Agreement provide for indemnification in such case, or
(ii) contribution under the Securities Act may be required on the part of any Distributing Holder, or the Company, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder, on the other hand, and the parties' relative intent, knowledge, access to information
and opportunity to correct or prevent such statement or omission.   The
Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section shall be demed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Section 10.  NOTICES.   Any notice pursuant to this Agreement by
the Company or by the Holder shall be in writing and shall be deemed to have been duly given if delivered by (i) hand, (ii) by facsimile and followed by mail delivery or (iii) if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a) If to the Subscriber, to its, his or her address set forth on Schedule A.

          (b)  If to GGR, 65 Broadway, 10th Floor, New York, New York
10006.

          (c) If to the Company, at the address set forth herein, or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or five (5) days after they are mailed in the manner set forth above. If notice is delivered by facsimile to the Company and followed by mail, delivery shall be deemed given two (2) days after such facsimile is sent.

          Section 11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 12. HEADINGS. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 13. GOVERNING LAW, ARBITRATION. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration through the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided amongst the parties in the dispute in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the winning party bears to the portion of such claim determined not to be so payable. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

          Section 14. SEVERABILITY/DEFINED TERMS. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Terms not otherwise defined herein shall be defined in accordance with the Subscription Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, on the day and year first above written.

Attest:                            ECOTYRE TECHNOLOGIES, INC.



By:______________________          By:_________________________
      Name:                              Name:
      Title:                             Title:

                                   GGR


                                   By:_________________________
                                         Name:
                                         Title:

                                   SUBSCRIBER



                                   By:__________________________
                                         Name:
                                         Title:

                                   SUBSCRIBER



                                   By:__________________________
                                         Name:
                                         Title:

                                   SUBSCRIBER



                                   By:__________________________
                                         Name:
                                         Title:

                                                  EXHIBIT D



                              _______________, 1998


Subscribers of
Ecotyre Technologies, Inc.



Re:  Ecotyre Technologies, Inc.


Ladies and Gentlemen:

We have acted as counsel to Ecotyre Technologies, Inc., a corporation
incorporated under the laws of the State of        (the Company), in
connection with the proposed issuance and sale of _______________________ (the Securities) pursuant to the Subscription Agreement (including all Exhibits and Appendices thereto) (collectively, the Agreements) with _____________________________ (Subscriber), dated _____________, ____
between the Company and Subscriber.

          In connection with rendering the opinions set forth herein, we have examined drafts of the Agreement, the Company's Certificate of Incorporation and its Bylaws, as amended to date [other documents - describe], the proceedings of the Company's Board of Directors taken in connection with entering into the Agreements, and such other documents, agreements and records as we deemed necessary to render the opinions set forth below.

          In conducting our examination, we have assumed the following: (i) that each of the Agreements has been executed by each of the parties thereto in the same form as the forms which we have examined, (ii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies,
(iii) that each of the Agreements has been duly and validly authorized, executed and delivered by the party or parties thereto other than the Company, and (iv) that each of the Agreements constitutes the valid and binding agreement of the party or parties thereto other than the Company, enforceable against such party or parties in accordance with the Agreements' terms.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of
             , is duly qualified to do
business as a foreign corporation and is in good standing in all jurisdictions where the Company owns or leases properties, maintains employees or conducts business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has all requisite corporate power and authority to own its properties and conduct its business;

          2. The authorized capital stock of the Company consists of ____ shares of Common Stock, _____ par value per share (Common Stock) and _____ shares of Preferred Stock, par value $______ per shares; [describe classes or Series if applicable]

          3.   The Common Stock is registered pursuant to Section 12(b) or
Section 12(g) of the Securities Exchange Act of 1934, as amended, and the Company has timely filed all the material required to be filed pursuant to Sections 13(a) or 15(d) of such Act for a period of at least twelve months preceding the date hereof;

          4. All issued and outstanding shares of Common Stock issued since December 31, 1997 have been duly authorized and validly issued and are fully paid and nonassessable.

          5. The Securities which shall be issued at Closing is properly issued under the Company's State of Incorporation.

          6. When duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of the Agreements, the Securities [and any Common Stock to be issued upon the exercise of the Securities] as described in the Agreements represented thereby will be duly authorized and validly issued, fully paid and nonassessable;

          7. The Company has the requisite corporate power and authority to enter into the Agreements and to sell and deliver the Securities and the Common Stock to be issued upon the conversion of the Securities as described in the Agreements; each of the Agreements has been duly and validly authorized by all necessary corporate action by the Company to our knowledge, no approval of any governmental or other body is required for the execution and delivery of each of the Agreements by the Company or the consummation of the transactions contemplated thereby; each of the Agreements has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally, and except as to compliance with federal, state and foreign securities laws, as to which no opinion is expressed. All Securities, upon delivery, shall be validly issued and outstanding, fully paid and nonassessable.

          8. To the best of our knowledge, after due inquiry, the execution, delivery and performance of the Agreements by the Company and the performance of its obligations thereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (i) the Company's Certificate of Incorporation or By-Laws, (ii) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property is bound,

(iii) any applicable statute or regulation, (iv) or any judgment, decree or other of any court or governmental body having jurisdiction over the Company or any of its property.

          9. To our knowledge, after due inquiry, there is no pending or threatened litigation, investigation or other proceedings against the Company [except as described in Exhibit A hereto].

          10. To the best of our knowledge, after due inquiry, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court of government agency or instrumentality.

          11. To the best of our knowledge, after due inquiry, there is not action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

          12. The issuance of Common Stock upon conversion of the Securities in accordance with the terms and conditions of the Agreements, will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

          13. Assuming the accuracy of the representation and warranties of the Company and the Subscriber set forth in this Agreement, the offer, issuance and sale of the Common Stock and Warrants to be issued upon conversion on exercise by the Subscriber pursuant to this Subscription Agreement are exempt from the registration requirements of the Act.

          This opinion is rendered only with regard to the matters set out in the numbered paragraphs above. No other opinions are intended nor should they be inferred. This opinion is based solely upon the laws of the United States and the State of New York, as currently in effect, and the [General] Corporation Law of the State of New York and does not include an interpretation or statement concerning the laws of any other state or jurisdiction. Insofar as the enforceability of the Agreements may be governed by the laws of other states, we have assumed that such laws are identical in all respects to the laws of the State of Delaware.

          The opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Agreements and may not be relied upon by any other person or entity or for any other purpose without our prior consent.

                                   Very truly yours,


                                   By s/ Dennis Brovarone, Esq.
                                         ----------------------